Exhibit 23.1


                   Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan of our report dated February 5, 2001, except for Note 26, as to which the date is March 1, 2001, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 2001